UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

CASTLEGUARD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Florida	0-5525	75-2789691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17768 Preston Road Dallas, Texas	75252
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 647-2110

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS

On May 26, 2005, Castleguard Energy, Inc. (the "Company") sold the Company's working interest in the Little Cedar Creek Unit in Alabama for a cash sales price of $72,550.00. The sales proceeds will be used to meet current obligations with any remainder added to the Company's working capital. Sale proceeds will be credited to the Company's pool of property and equipment with no gain or loss recognized on the sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on June 3, 2005 on its behalf by the undersigned, thereto duly authorized.

CASTLEGUARD ENERGY, INC.

By: /s/ Harvey Jury
Harvey Jury Director and President